Exhibit 10.50

Guaranty Obligations Pre-maturity Covenants between the Parties Dispute Resolution Validity Acknowledgments by the Guarantors Summary of Guaranty Contract of RMB 16,500,000 with a term from January 18, 2011 to December 31, 2012, between Jiangsu Fengshun Packaging&Container Co., Ltd, and Wujin Branch, Agricultural Bank of China, guaranteed by Changzhou City Wujin Best Electronic Cables Co., Ltd.